Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-214245 and 333-152818 on Form S-8 of our reports dated February 23, 2018, relating to the consolidated financial statements of Cedar Fair, L.P. and subsidiaries (the “Partnership”), and the effectiveness of the Partnership's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Cedar Fair, L.P. for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio
February 23, 2018

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